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                                                                      Exhibit 21
                                                          As of February 5, 2001

                       Quest Diagnostics Incorporated (DE)

       (Incorporated on December 12, 1990 in Delaware; EIN No. 16-1387862)

                                  Subsidiaries

100%  Quest Diagnostics Holdings Incorporated  (f/k/a SBCL, Inc.) (DE)
      100% Quest Diagnostics Clinical  Laboratories,  Inc. (f/k/a SmithKline
           Beecham Clinical Laboratories, Inc.) (DE)
            (100%)      Quest Diagnostics LLC (AZ)
            (100%)      Quest Diagnostics Clinical Laboratories of Missouri LLC
                        (MO)
            (33-l/3%)   Compunet Clinical Laboratories (OH )
            (44%)       Mid America Clinical Laboratories (IN)
            (51%)       Diagnostic Laboratory of Oklahoma LLC (OK)

100%    DPD Holdings, Inc. (DE)
        100%  MetWest Inc. (DE)
            100%  Quest Diagnostics of Arizona Incorporated (DE)
                  49%  Sonora Quest Laboratories LLC (AZ)

100%    Laboratory Holdings Incorporated (MA)
        100%    Quest Diagnostics Incorporated  (CT)
        100%    Quest Diagnostics Incorporated  (MA)

100%    Quest Holdings Incorporated  (MD)
        100%  Quest  Diagnostics Incorporated  (MD)
              100%    Diagnostic Reference Services Inc. (MD)
                      50%    Pathology Building Partnership (MD) (gnl pshp)

100%    Quest Holdings Incorporated  (MI)
        100%   Quest Diagnostics Incorporated  (CA)

100%    Quest Diagnostics LLC (IL)

100%    Quest Diagnostics Incorporated  (MI)

100%    Quest Diagnostics of Pennsylvania Inc. (DE)
        100%    Quest Diagnostics Incorporated  (OH)
        100%    Medical Management Systems Inc. (PA)
                   51%     Quest Diagnostics Venture LLC (PA)
                   53.5%  Associated Clinical Laboratories  (PA) (gen pshp)
         50%    Surgical Eye Enterprise L.P. (PA) (ltd. pshp)
                   50%    Surgical Eye Institute L.P.  (PA) (ltd.  pshp)

100%    Quest Holdings Incorporated (DE)
        51%     Quest Diagnostics of Missouri LLC (MO)
100%    Quest MRL, Inc.(DE)

100 %   Quest Diagnostics Ventures LLC (DE)

100%    Quest Diagnostics Receivables Inc. (DE)

100%    Quest Diagnostics Investments Incorporated  (DE)
        100%  Quest Diagnostics Finance Incorporated (DE)

100%    Nichols Institute Diagnostics (CA)
        100%    Nichols Institute Sales Corporation (U.S.V.I.)
100%    Nichols Institute Diagnostics Limited (U. K.)
100%    Nichols Institute Diagnostics Trading S.A. (Switzerland)
100%    Nichols Institute Diagnostika GMBH (Germany)


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        100%    Nichols Institute Diagnostika GMBH  (Austria)
100%    Nichols Institute International Holding B.V. (Netherlands)
        100%    Nichols Institute Diagnostics B.V. (Netherlands)
        100%    Nichols Institute Diagnostics SARL (France)

100%    Quest Diagnostics do Brasil Ltda. S.C. (Brazil)

100%    Quest Diagnostics Limited (UK)
        100%   The Pathology Partnership plc

100%    Nomad-Massachusetts, Inc. (MA)
        100%    Quest Diagnostics, S.A. de C.V. (Mexico)
        100%    Analisis, S.A. (Mexico)
        100%    Laboratorios Clinicos de Mexico, S.A. de C.V. (Mexico)
                100%   Servicios de Laboratorio, S.A. de C.V. (Mexico)
        100%    Laboratorios de Frontera Polanco, S.A. de C.V. (Mexico)
        100%    Laboratorio de Analisis Biomedicos, S.A. (Mexico)


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